Item 77H - Deutsche U.S. Bond Index Fund (a series of Deutsche Institutional
Funds)
Change in Control of Registrant

Below is the person presumed to control one of
Registrant's series because such person had owned
more than 25% of the series based on the records of
the series as of April 2, 2014.
As of April 2, 2014:
Series
Name of Person
Ownership
as % of
Series
DWS U.S.
Bond Index
Fund (now
known as
Deutsche
U.S. Bond
Index
Fund)
MLPF&S FOR THE
SOLE BENEFIT OF
ITS CUSTOMERS
ATTN FUND ADMIN
(XXXXX)
JACKSONVILLE, FL
32246-6484
31.52%

As of April 2, 2015:

No investor beneficially owned 25% or more of Deutsche U.S. Bond Index Fund as of April 2,
2015.